UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2023

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	The Nasdaq Stock Market LLC
Host Hotels & Resorts, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

See discussion of the bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 4, 2023, Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Hotels & Resorts, Inc. (“Host Inc.”) is sole general partner, entered into an amendment and restatement (the “Restatement”) of its existing senior unsecured bank credit facility dated as of August 1, 2019 with Bank of America, N.A., as administrative agent and certain other agents and lenders (the “Existing Credit Agreement”), for the purpose of replacing and refinancing (1) its existing $1,500,000,000 revolving credit facility tranche that was scheduled to mature in January 2024 (without taking into account the available extension option) with a new revolving credit facility tranche in the same committed amount (the “Revolver”), (2) its existing $500,000,000 term loan facility tranche that was scheduled to mature in January 2024 (without taking into account the extension option) with a new term loan facility tranche in the same principal amount (the “Term A-1 Facility”) and (3) its existing $500,000,000 term loan facility tranche that was scheduled to mature in January 2025 with a new term loan facility tranche in the same principal amount (the “Term A-2 Facility,” and together with the Term A-1 Facility, the “New Term Facilities”). The Restatement provides, among other things, for:

•
an interest rate on all U.S. Dollar borrowings based on SOFR (plus a credit spread adjustment of 10 basis points) or a base rate plus, in each case, a margin that varies according to Host LP’s unsecured long-term debt rating, with such margin being (1) in the case of Revolver borrowings, a margin ranging from 72.5 to 140 basis points for SOFR borrowings and from zero to 40 basis points for base rate borrowings and (2) in the case of the New Term Facilities borrowings, a margin ranging from 80 to 160 basis points for SOFR borrowings or a margin ranging from zero to 60 basis points for base rate borrowings;
•
in the case of the Revolver, a facility fee payable on the total amount of the Revolver commitment at a rate ranging from 12.5 to 30 basis points, with the actual rate determined according to Host LP’s unsecured long-term debt rating;
•
implementation of a sustainability pricing adjustment for periods after the fiscal year ending December 31, 2022 that (i) in the case of the Revolver, can result in an increase or decrease of the interest rate applicable to revolving loans of up to 4.0 basis points and an increase or decrease of the facility fee of up to 1.0 basis point and (ii) in the case of the New Term Facilities, can result in an increase or decrease of the interest rate applicable to term loans of up to 5.0 basis points, in each case, with the amount of such adjustment to be determined annually on the basis of an annual audited report of Host LP’s performance against targets established in the Restatement for (1) the percentage of our consolidated portfolio with green building certifications and (2) the percentage of electricity used at all our consolidated properties that is generated by renewable resources;
•
a maturity date of (1) in the case of the Revolver, January 4, 2027, which date may be extended by up to a year by the exercise of either (x) a 1-year extension option or (y) up to two 6-month extension options, in each case, subject to certain customary conditions including the payment of an extension fee, (2) in the case of the Term A-1 Facility, January 4, 2027, which date may be extended up to a year by the exercise of a 1-year extension option, which is subject to certain customary conditions including the payment of an extension fee and (3) in the case of the Term A-2 Facility, January 4, 2028;
•
a foreign currency subfacility for Canadian Dollars, Australian Dollars, Euros, British Pounds Sterling and, if available to the lenders, Mexican Pesos of up to the foreign currency equivalent of $500,000,000, subject to a lower amount in the case of Mexican Pesos borrowings;
•
an option for Host LP to add in the future up to $500,000,000 of commitments which may be used for additional revolving credit facility borrowings and/or term loans, subject to obtaining additional loan commitments and the satisfaction of certain conditions specified in the Restatement;
•
a subfacility of up to $100,000,000 for swingline borrowings and a subfacility of up to $100,000,000 for issuances of letters of credit;
•
no required scheduled amortization payments prior to the maturity date of the Revolver, the Term A-1 Facility or the Term A-2 Facility, as applicable; and
•
financial covenants (including covenants concerning leverage, fixed charge coverage and unsecured interest coverage) that are the same as under the Existing Credit Agreement, including that (i) our fixed charge coverage ratio may not be less than 1.25:1.00, (ii) our leverage ratio may not exceed 7.25:1.00 and (iii) our unsecured interest coverage ratio may not be less than (x) 1.75:1.00 if our leverage ratio is less than 7.00:1.00 or (y) 1.50:1.00 if our leverage ratio is equal to or greater than 7.00:1.00.

Borrowings under the Restatement may be used for working capital and other general corporate purposes, including for the consummation of acquisitions. As of January 4, 2023, Host LP had no amounts outstanding under the Revolver other than existing letters of credit, $500,000,000 outstanding under the Term A-1 Facility and $500,000,000 outstanding under the Term A-2 Facility.

Other Covenants and Events of Acceleration

The Restatement imposes restrictions on customary matters that were also restricted in the Existing Credit Agreement. As with the Existing Credit Agreement, certain covenants are less restrictive at any time that our leverage ratio is below 6.00:1.00. In particular, at any time that our leverage ratio is below 6.00:1.00, the covenants in respect of dividends and other restricted payments are not applicable, and acquisition and investment transactions are generally permitted without limitation so long as, after giving effect to any such transaction, we are in compliance with the financial covenants under the Restatement.

The Restatement also includes financial covenant tests applicable to the incurrence of debt that are generally consistent with the limitations applicable under the senior notes indentures for our investment grade senior notes.

The Restatement also includes usual and customary events of default for facilities of this nature, and provides that, upon occurrence and continuation of an event of default, payment of all amounts payable under the credit facilities may be accelerated, and the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the credit facilities will automatically become due and payable and the lenders’ commitments will automatically terminate.

The foregoing does not purport to be a complete description of the terms of the Restatement and such description is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Existing Relationships with the Lenders

Host LP has ongoing relationships with many of the lenders that are parties to the Restatement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. Host LP has also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of Host LP’s senior notes, as well as sales agents for issuances of equity securities of Host Inc. The Bank of New York Mellon also acts as trustee for our senior notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Sixth Amended and Restated Credit Agreement, dated as of January 4, 2023, among Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, and various other agents and lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: January 5, 2023	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. By: HOST HOTELS & RESORTS, INC. its General Partner

Date: January 5, 2023	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller